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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              OCI Holdings Corp.
                              ------------------
            (Exact name of registrant as specified in its charter)


                Delaware                                 38-3286430
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

512 Taylor Street, Corinth, Mississippi                     38834
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(Address of principal executive offices)                  (Zip Code)

If this Form relates to the            If this Form relates to the registration
registration of a class of debt        of a class of debt securities and is to
securities and is effective upon       become effective simultaneously with
filing pursuant to General             the effectiveness of a concurrent
Instruction A(c)(1) please             registration statement under the
check the following box. [ ]           Securities Act of 1933 pursuant to
                                       General Instruction A(c)(2) please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of each exchange on
Title of Class to be so registered      which each class is to be registered
----------------------------------      ------------------------------------

Not Applicable                          Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.01 par value
                         ----------------------------
                               (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered
         --------------------------------------------------------

        A description of the Common Stock of the Registrant is set forth in the information provided under "Description of Capital Stock" in the Prospectus forming part of the Form S-1 Registration Statement, filed under the Securities Act of 1933 with the Securities and Exchange Commission on June 4, 1997, No. 333-28493 (the "Registration Statement"), as amended, which information is incorporated herein by reference.

Item 2.  Exhibits
         --------

        (1) Specimen certificate for shares of Common Stock of Registrant (to be filed by amendment).

        (2) (a) Form of Second Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

             (b) Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).
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                                   SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        OCI HOLDINGS CORP.


                                        By:  /s/ Richard W. Ebersole
                                           ---------------------------------
                                           Richard W. Ebersole
                                           Treasurer and Chief Financial Officer


June 17, 1997
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                                 EXHIBIT INDEX

(1) Specimen certificate for shares of Common Stock of Registrant (to be filed by amendment).

(2)  (a)  Form of Second Amended and Restated Certificate of
          Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

     (b) Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).